     As filed with the Securities and Exchange Commission on March 1, 1999

                                                   Registration No. 33-______





                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                        NATIONAL SERVICE INDUSTRIES, INC.
                        ---------------------------------
             (Exact name of Registrant as specified in its charter)

      DELAWARE                                                 58-0364900
      --------                                                 ----------
(State or other jurisdiction of                              (IRS Employer
incorporation or organization)                               Identification No.)


               1420 PEACHTREE STREET, N.E., ATLANTA, GEORGIA 30309
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


               LITHONIA LIGHTING 401(K) PLAN FOR HOURLY EMPLOYEES
                            (Full title of the Plan)


                                 Helen D. Haines
                        National Service Industries, Inc.
                                   NSI Center
                           1420 Peachtree Street, N.E.
                             Atlanta, Georgia 30309
                             ----------------------
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (404) 853-1207
                                                                --------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------

Title of securities to be           Amount to be        Proposed maximum       Proposed maximum           Amount of
       registered                  registered (1)      offering price per     aggregate offering      registration fee
                                                            share (2)               price (2)
----------------------------------------------------------------------------------------------------------------------

National Service
Industries, Inc. Common
Stock, $1.00 par value and        100,000                $32.125                $3,212,500.00              $893.08
Preferred Stock Purchase
Rights (3)

Participation in the                   (4)                    (5)                          (5)                  (5)
Lithonia Lighting 401(k)
Plan for Hourly Employees

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers any additional shares that may hereafter be issued as a result of the adjustment provisions of the Lithonia Lighting 401(k) Plan for Hourly Employees.

(2) Estimated solely for purposes of calculating the registration fee. Determined in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices reported on the New York Stock Exchange on February 22, 1999.

(3)      The Preferred Stock Purchase Rights initially trade with the Common
         Stock.

(4) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(5)      Not applicable.

         PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed by the registrant with the Commission are incorporated herein by reference:

         (a) the registrant's annual report on Form 10-K filed pursuant to
Section 13(a) of the Securities Exchange Act of 1934, as amended, for its fiscal year ended August 31, 1998;

         (b) the Proxy Statement dated November 23, 1998 filed by the registrant pursuant to Section 14(a) of the Securities Exchange Act of 1934 for the Annual Meeting of Stockholders to be held January 6, 1999, and all other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since August 31, 1998; and

         (c) the description of the class of securities to be offered hereby which is contained in any registration statements filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

         All other documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Omitted; inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Omitted; inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("Section 145") generally provides that a director or officer of a corporation: (i) shall be indemnified by the corporation for expenses in defense of any action or proceeding in connection with his service to the corporation, if he is successful in defense of the claims made against him; (ii) may, in actions other than "derivative" and similar actions, be indemnified for expenses, judgments and settlements even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and in a criminal proceeding, if he had no reasonable cause to believe his conduct was unlawful); and (iii) may be indemnified by the corporation for expenses (but not judgments or settlements) incurred to defend or settle any action by the corporation or a derivative action (such as a suit by a shareholder alleging a breach by the director or officer of a duty owed to the corporation), even if he is not successful, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification is permitted without court approval if the individual was found to be liable to the corporation. Before the permissive indemnification described in clauses (ii) and (iii) above may be made pursuant to Section 145, either (i) a majority of disinterested directors, (ii) a committee of one or more disinterested directors designated by a majority of disinterested directors,
(iii) the stockholders, or (iv) under certain circumstances, independent legal counsel in a written opinion, must determine that indemnification is appropriate in the circumstances because the applicable standards of conduct have been met.

         Delaware law permits the advancement of expenses incurred by a proposed indemnitee by the corporation in advance of final disposition of the action provided the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that he is not entitled to indemnification. The corporation may purchase insurance on behalf of an indemnitee against any liability asserted against him in his designated capacity, whether or not the corporation itself would be empowered to indemnify him against such liability.

         Delaware law also provides that the above rights will not be deemed exclusive of other rights of indemnification or advancement of expenses granted by by-law, agreement, vote of stockholders or disinterested directors or otherwise, as to action in an indemnitee's official capacity and as to action in another capacity while holding such office. The registrant's Certificate of Incorporation and By-laws provide such additional rights.

         Article Fifteenth of the registrant's Certificate of Incorporation, which provides contractual indemnification rights, was initially approved by the registrant's stockholders in 1987. It provides for mandatory indemnification of directors and officers to the full extent now authorized by the Delaware General Corporation Law (as described above) or to the further extent indemnification under the Delaware General Corporation Law is broadened in the future. Article Fifteenth also mandates advancement of expenses incurred by a proposed indemnitee, provided that, as long as Delaware law so requires, an undertaking to repay (as described above) is delivered to the registrant.

         Article Fifteenth permits persons indemnified thereunder to bring suit against the registrant to recover unpaid amounts claimed thereunder, with the expense of bringing a successful suit to be paid by the registrant. Article Fifteenth also provides that rights conferred therein are nonexclusive and that the registrant may maintain insurance to protect a director or officer against any expense, liability, or loss, whether or not the registrant had the power under the Delaware General Corporation Law to indemnify such person against that expense, liability, or loss.

         Section 7.8 of the registrant's By-laws provides rights to indemnification with respect to conduct on or before January 5, 1987, when Article Fifteenth was initially adopted. Section 7.8 provides indemnification rights which are similar to, but somewhat narrower than, the rights extended by Article Fifteenth.

         The registrant's directors and officers are insured against losses arising from any claim against them in such capacities for wrongful acts or omissions, subject to certain limitations.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMS.

         Omitted; inapplicable.

ITEM 8.  EXHIBITS.1

         4(i) Relevant portions of the Restated Certificate of Incorporation of registrant, filed as Exhibit 3(a) of registrant's Form 10-Q for the quarter ended November 30, 1998 are incorporated herein by reference.

         4(ii) Relevant portions of the By-Laws of registrant, filed as Exhibit 3(b) to registrant's Annual Report on Form 10-Q for the quarter ended November 30, 1998, are incorporated herein by reference.

         4(iii)Lithonia Lighting 401(k) Plan for Hourly Employees

         23    Consent of Arthur Andersen LLP

         24    Powers of Attorney authorizing David Levy and Brock Hattox to sign this Registration Statement and amendments to this Registration Statement on behalf of directors of the registrant.

         Neither an opinion of counsel concerning compliance of the plan with ERISA nor an Internal Revenue Service (the "Service") determination letter is submitted as an exhibit to the Registration Statement. In lieu thereof, the Registrant undertakes to submit the Plan and any amendments thereto to the Service in order to secure a determination letter in a timely manner and will make all changes required by the Service in order to qualify the Plan and obtain such letter.

         ITEM 9. UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

----------------
(1) Exhibits are numbered in accordance with Item 601 of Regulation S-K.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, National Service Industries, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 24nd day of February, 1999.

                                      NATIONAL SERVICE INDUSTRIES, INC.



                                      By: /s/ Helen D. Haines
                                         ------------------------------
                                         Helen D. Haines
                                         Vice-President and Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURES                                           TITLE                                     DATE
----------                                           -----                                     ----

/s/ James S. Balloun                                 Chairman of the Board, President          February 24, 1999
--------------------------------------------         and Chief Executive Officer
James S. Balloun


/s/ Brock Hattox                                     Executive Vice President and Chief        February 24, 1999
--------------------------------------------         Financial Officer
Brock Hattox

SIGNATURES                                           TITLE                                     DATE
----------                                           -----                                     ----

/s/ Mark R. Bachmann                                 Vice President and Controller             February 24, 1999
--------------------------------------------
Mark R. Bachmann


/s/ John L. Clendenin                       *        Director                                  February 24, 1999
--------------------------------------------
John L. Clendenin


/s/ Thomas C. Gallagher                     *        Director                                  February 24, 1999
--------------------------------------------
Thomas C. Gallagher


/s/ Robert M. Holder, Jr.                   *        Director                                  February 24, 1999
--------------------------------------------
Robert M. Holder, Jr.


/s/ David Levy                                       Director                                  February 24, 1999
--------------------------------------------
David Levy


/s/ Charles W. McCall                       *        Director                                  February 24, 1999
--------------------------------------------
Charles W. McCall


/s/ John G. Medlin, Jr.                     *        Director                                  February 24, 1999
--------------------------------------------
John G. Medlin, Jr.


/s/ Sam Nunn                                *        Director                                  February 24, 1999
--------------------------------------------
Sam Nunn


/s/ Herman J. Russell                       *        Director                                  February 24, 1999
--------------------------------------------
Herman J. Russell


/s/ Betty L. Siegel                         *        Director                                  February 24, 1999
--------------------------------------------
Betty L. Siegel


/s/ Barrie A. Wigmore                       *        Director                                  February 24, 1999
--------------------------------------------
Barrie A. Wigmore


*By: /s/ David Levy
     ---------------------------------------
     David Levy, Attorney-in-Fact


                       (Signatures continued on next page)

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on February 24, 1999.


                                   LITHONIA LIGHTING 401(K) PLAN FOR HOURLY
                                   EMPLOYEES

                                   By:  National Service Industries, Inc., Plan
                                        Administrator



                                   By: /s/ James S. Balloun
                                       ----------------------------------------
                                       James S. Balloun
                                       Chairman of the Board, President
                                       and Chief Executive Officer

                                INDEX TO EXHIBITS

                                                     Description                                           Page No.
                                                     -----------                                           --------

Exhibit 4(i)         Relevant portions of the Restated Certificate of                                   Incorporated by
                     Incorporation of Incorporated by registrant, filed as                                  reference
                     Exhibit 3(a) of Registrant's Form 10-Q for the quarter
                     reference ended November 30, 1998.

Exhibit 4(ii)        Relevant portions of the By-Laws of registrant, filed                              Incorporated by
                     as Exhibit 3 to Incorporated by registrant's Annual Report                             reference
                     on Form 10-Q for the quarter ended November 30, reference
                     1998.

Exhibit 4(iii)       Lithonia Lighting 401(k) Plan for Hourly Employees

Exhibit 23           Consent of Arthur Andersen LLP

Exhibit 24           Powers of Attorney authorizing David Levy and Brock Hattox to sign this
                     Registration Statement and amendments to this Registration Statement on behalf of directors of the Registrant.




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